UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015 (April 29, 2015)

GANNETT CO., INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6961	16-0442930
(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 854-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Election of Directors.

On April 29, 2015, Gannett Co. Inc. (“Gannett”), which as previously announced will be renamed TEGNA Inc. (“TEGNA”) in connection with the separation and distribution of its publishing business (the “Distribution”), appointed Bruce Nolop to the Gannett board of directors. On June 8, 2015, the board of directors appointed Mr. Nolop (who has served on Gannett’s Audit Committee since his appointment to the board) as Chair of TEGNA’s Audit Committee and as a member of TEGNA’s Executive Committee, effective immediately following the Distribution.

Also on April 29, 2015, Gannett appointed Jill Greenthal to the TEGNA board of directors, effective immediately following the Distribution.  On June 8, 2015, the board of directors appointed Ms. Greenthal to TEGNA’s Audit Committee, effective immediately following the Distribution.

This Current Report on Form 8-K/A is being filed to amend the initial report on Form 8-K filed with the Securities and Exchange Commission by Gannett on May 1, 2015.

Item 9.01                   Financial Statements and Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2015	GANNETT CO., INC.

	By:	/s/ Todd A. Mayman
Todd A. Mayman
Senior Vice President, General Counsel and Secretary

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